Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-256575 on Form S-4 of our report dated May 27, 2021, relating to the balance sheet of Vivid Seats Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

September 21, 2021